EXHIBIT 99.1

BJ's Restaurants Opens in Brentwood, California and Dublin, Ohio

HUNTINGTON BEACH, Calif., Sept. 29, 2011 (GLOBE NEWSWIRE) -- BJ's Restaurants, Inc. (Nasdaq:BJRI) today announced the opening of two new restaurants in Brentwood, California (in the East Bay area of Northern California) on Monday, September 26, 2011, and in Dublin, Ohio on Wednesday, September 28, 2011.

Our new Brentwood, California restaurant is located at the intersection of Highway 4 and Sand Creek Rd. as the latest addition to the Streets of Brentwood retail center, anchored by Rave's 14 screen IMAX theater. Our new Dublin, Ohio restaurant is located at the intersection of I-270 and Tuttle Crossing Blvd. as the latest addition to the Mall at Tuttle Crossing. Both new restaurants are approximately 8,500 square feet in size and include seating for approximately 280 guests.

Our new restaurants feature BJ's extensive menu, including BJ's signature deep-dish pizza, award-winning handcrafted beer and famous Pizookie® dessert. BJ's highly detailed, contemporary décor and unique video statement, including BJ's 103" plasma display as well as several high-definition flat panel televisions, creates a high energy, fun and family-friendly dining environment for everyone to enjoy. Hours of operation for both restaurants are from 11:00 a.m. to 12:00 midnight Sunday through Thursday, and 11:00 a.m. to 1:00 a.m. Friday and Saturday.

"We are excited to open two new BJ's restaurants this week," commented Jerry Deitchle, Chairman and CEO. "Our new Brentwood restaurant is located in the East Bay trade area of Northern California, where the BJ's concept enjoys strong brand awareness and above-average sales volumes. Our new restaurant in Dublin joins our two other successful restaurants in Ohio at the Polaris Mall in Columbus and at the Tri County Mall in Cincinnati. Initial sales for both new restaurants exceeded our expectations. The opening of these two new restaurants represents our ninth and tenth new restaurants to date during 2011. We have successfully opened four new operationally complex BJ's restaurants during the past 30 days, which is a strong testament to the capabilities of our restaurant development and operations teams. We currently expect to open two to three more restaurants this year and thereby achieve our stated goal to increase our total restaurant operating weeks by 11% to 12% during 2011." Investors are reminded that the actual number and timing of new restaurant openings for any given period is subject to a number of factors outside of the Company's control, including weather conditions and factors under the control of landlords, contractors and regulatory/licensing authorities.

BJ's Restaurants, Inc. currently owns and operates 112 casual dining restaurants under the BJ's Restaurant & Brewery®, BJ's Restaurant & Brewhouse® or BJ's Pizza & Grill® brand names. BJ's restaurants offer an innovative and broad menu featuring award-winning, signature deep-dish pizza complemented with generously portioned salads, appetizers, sandwiches, soups, pastas, entrees and desserts. Quality, flavor, value, moderate prices and sincere service remain distinct attributes of the BJ's experience. The Company operates several microbreweries in addition to using qualified contract brewers to produce and distribute BJ's critically acclaimed proprietary handcrafted beers throughout the chain. The Company's restaurants are located in California (54), Texas (23), Arizona (6), Colorado (4), Oregon (2), Nevada (5), Florida (8), Ohio (3), Oklahoma (2), Kentucky (1), Indiana (1), Louisiana (1) and Washington (2). Visit BJ's Restaurants, Inc. on the Web at http://www.bjsrestaurants.com.

Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute "forward-looking" statements for purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. Such statements include, but are not limited to, those regarding expected comparable restaurant sales growth in future periods, those regarding the effect of new sales-building initiatives, future guest traffic, as well as those regarding the number of restaurants expected to be opened in future periods and the timing and location of such openings. These "forward-looking" statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) the effect of credit and equity market disruptions on our ability to finance our continued expansion on acceptable terms, (ii) our ability to manage an increasing number of new restaurant openings, (iii) construction delays, (iv) labor shortages, (v) minimum wage increases, (vi) food quality and health concerns, (vii) factors that impact California, where 54 of our current 112 restaurants are located, (viii) restaurant and brewery industry competition, (ix) impact of certain brewery business considerations, including without limitation, dependence upon suppliers, third party contractors and related hazards, (x) consumer spending trends in general for casual dining occasions, (xi) potential uninsured losses and liabilities, (xii) fluctuating commodity costs and availability of food in general and certain raw materials related to the brewing of our handcrafted beers and energy, (xiii) trademark and service-mark risks, (xiv) government regulations, (xv) licensing costs, (xvi) beer and liquor regulations, (xvii) loss of key personnel, (xviii) inability to secure acceptable sites, (xix) limitations on insurance coverage, (xx) legal proceedings, (xxi) other general economic and regulatory conditions and requirements, (xxii) the success of our key sales-building and related operational initiatives and (xxiii) numerous other matters discussed in the Company's filings with the Securities and Exchange Commission, including its recent reports on Forms 10-K, 10-Q and 8-K. The "forward-looking" statements contained in this press release are based on current assumptions and expectations and BJ's Restaurants, Inc. undertakes no obligation to update or alter its "forward-looking" statements whether as a result of new information, future events or otherwise.

CONTACT: Greg Levin
         BJ's Restaurants, Inc.
         (714) 500-2400